UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2006

DUKE ENERGY CORPORATION

(formerly Duke Energy Holding Corp.)

(Exact name of registrant as specified in its charter)

Delaware	001-32853	20-2777218
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

526 South Church Street,
Charlotte, North Carolina	28202-1904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 594-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Short-Term Incentives

On November 27, 2006, the Performance-Based Compensation Subcommittee (“Committee”) of the Compensation Committee of the Board of Directors of Duke Energy Corporation (the “Company”) took the following action with respect to the short-term incentive opportunities (“STI”) that will be provided to executive officers for 2007.  The STI performance goals for each executive officer, other than Mr. James E. Rogers, who does not participate in the STI, will be weighted 80% based on the achievement of financial measures and 20% based on individual objectives.  The financial measure for 2007 will be the Company’s ongoing earnings per share (“EPS”).  This financial measure is consistent with the Company’s 2007 financial plan and may be adjusted by the Committee for certain types of transactions and changes in amounts estimated for certain items.

The Committee also determined that the financial measure for Mr. Rogers’ 2007 performance goals for previously-granted performance shares will be based on the same target performance level as that for other executive officers described above. The performance shares for 2007 will be forfeited and will cease to be outstanding to the extent the 2007 performance goals are not achieved.

The Company’s EPS performance target is $1.15 per share.

Based on the Committee’s recommendation, it is expected  that Spectra Energy Corp (“Spectra Energy”) will approve the use of an ongoing earnings per share financial measure for its 2007 STI, with a performance target of $1.40 per share.  The other terms of Spectra Energy’s STI have not yet been determined.

These target performance levels for the 2007 STI represent non-GAAP financial measures as they exclude any “special items,’’ as defined by the Company. The most directly comparable GAAP measures are diluted earnings per share that will be based upon reported earnings available for common stockholders for 2007. Due to the forward-looking nature of these non-GAAP financial measures, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time as the Company is unable to forecast all “special items’’ for 2007.

Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 28, 2006, the Company and Spectra Energy received notice from the plan administrator of the Duke Energy Retirement Savings Plan, Spectra Energy Retirement Savings Plan, Cinergy Corp. Non-Union Employees’ 401(k) Plan, Cinergy Corp. Union Employees’ 401(k) Plan and Cinergy Corp. Union Employees’ Savings Incentive Plan (collectively, the “401(k) Plan”) informing them that the Duke Energy Common Stock Fund and the Spectra Energy Common Stock Fund under the 401(k) Plan, assuming the spinoff of Spectra Energy occurs on January 2, 2007, are expected to be closed for participant transactions from the close of business on December 29, 2006 until sometime during the week ending on January 5, 2007.  The blackout period is necessary for the 401(k) Plan’s recordkeeper to clear all pending trades, determine final share balances, and process the receipt of Spectra Energy shares in connection with the spinoff of Spectra Energy.  The Company and Spectra Energy will send notices to their directors and executive officers informing them that during the blackout period, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, they will be unable to trade in Company or Spectra Energy common stock (or related securities).  During the blackout period and for a two-year period thereafter, information about the actual beginning and ending dates of the blackout period may be obtained, without charge, by contacting Duke Energy Corporation, Attention: Chief Legal Officer, 526 South Church Street, Charlotte, N.C. 28202, (telephone (704) 382-2404).

The notice to directors and executive officers is included as Exhibit 99.1 hereto.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: November 28, 2006	By:	/s/Steven K. Young
	Name:	Steven K. Young
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit	Description
99.1	Notice to Directors and Executive Officers of Duke Energy Corporation and Spectra Energy Corp